PRESS RELEASE

INNOSPEC INITIATES A $40 MILLION SHARE REPURCHASE PROGRAM

Littleton, CO – September 7, 2011 – Innospec Inc. (NASDAQ: IOSP) today announced that its board of directors has approved an increase in the amount of shares that are subject to buy back under the company’s stock repurchase program. The increased plan will permit the repurchase of shares of common stock in the open market in an aggregate of $40 million in 2011. Repurchases under the plan will continue to be made in compliance with Rules 10b5-1 and/or10b-18 and are expected to commence on September 12, 2011.

Patrick Williams, President and Chief Executive Officer said

“Following a strong second quarter performance in 2011 and earlier sequential gains, we are confident that our business momentum and proven strategy will enable us to continue to deliver strong profit and cash flow. We believe that our current share price significantly undervalues the company and its prospects, and, therefore, under our balanced capital management program, we feel that strategic share repurchases are a prudent use of capital. Our aggressive strategy combines organic growth with acquisitions and remains unchanged. With our current cash position, we feel we should be able to continue to drive this strategy and share repurchases in parallel.”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like "expects", "anticipates", "may", "believes" or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company's guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance).

Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, including specifically those under the heading "Risk Factors". The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Innospec, please visit our website at www.innospecinc.com.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241 Brian.Watt@innospecinc.com Bob Ferris RF|Binder Partners +1-212-994-7505 Robert.Ferris@RFBinder.com